Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of September 15, 2006 (the “Effective Date”) by and among BioMed Realty Trust, Inc., a Maryland corporation ( the “REIT”), BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership” and, together with the REIT, the “Company”), and Gary A. Kreitzer (the “Executive”).
     WHEREAS, the Company and the Executive desire to amend that certain Employment Agreement dated as of August 6, 2004 between the Company and the Executive (the “Original Agreement”), as set forth herein. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Original Agreement.
     NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. Amendment to Section 2(a)(ii). The first sentence of Section 2(a)(ii) of the Original Agreement is hereby amended to read as follows:
     ”(ii) During the Employment Period, and excluding any periods of sick leave to which the Executive is entitled, the Executive agrees to devote such attention and time during normal business hours to the business and affairs of the Company as are necessary for the performance of his duties hereunder; provided that in no event shall the Executive be required to devote more than 50% of a full-time work schedule hereunder.”
     2. Amendment to Section 2(b)(i). The first sentence of Section 2(b)(i) of the Original Agreement is hereby amended to read as follows:
     ”(i) Base Salary. During the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $144,375 per annum.”
     3. Amendment to Section 2(b)(ii). Section 2(b)(ii) of the Original Agreement is hereby amended to read as follows:
     ”(ii) Annual Bonus. In addition to the Base Salary, the Executive shall be eligible to earn, for each fiscal year of the Company ending during the Employment Period, an annual cash performance bonus (an “Annual Bonus”) determined by the REIT’s Board of Directors, or the Compensation Committee thereof, in its discretion.”
     4. Amendment to Section 2(b)(iii). Section 2(b)(iii) of the Original Agreement is hereby amended to read as follows:
     ”(iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in the Company’s 401(k) plan, and in such other incentive, savings and retirement plans as the Company may, in its discretion, from time-to-time provide.”
     5. Amendment to Section 2(b)(vi). Section 2(b)(vi) of the Original Agreement is hereby amended to read as follows:

     ”(vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to such fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide. The Company shall also reimburse the Executive for (a) the costs of maintaining a cellular phone, and (b) the costs of maintaining an automobile in an amount up to $375 per month.”
     6. Amendment to Section 2(b)(vii). Section 2(b)(vii) of the Original Agreement is hereby amended to read as follows:
     ”(vii) Vacation. During the Employment Period, the Executive shall not be entitled to any paid vacation (other than any such vacation accrued prior to the date hereof).”
     7. Amendment to Section 3(a). Section 3(a) of the Original Agreement is hereby amended to read as follows:
     ”(a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death or Disability during the Employment Period. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a half-time basis for ninety (90) consecutive days or on a total of one hundred eighty (180) days in any twelve (12) month period, in either case as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and reasonably acceptable to the Executive or the Executive’s legal representative.”
     8. Amendment to Sections 3(c)(i) and 3(c)(ii). Sections 3(c)(i) and 3(c)(ii) of the Original Agreement are hereby amended to read as follows:
     ”(i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities (other than any such diminution necessitated by the Executive’s half-time work schedule), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;
     (ii) the Company’s reduction of the Executive’s annual Base Salary, as in effect on the date hereof or as the same may be increased from time to time (other than reductions in annual Base Salary that generally affect all senior executives of the Company ratably);”
     9. Relation to Original Agreement. This Amendment shall be governed and construed on the same basis as the Original Agreement, as set forth therein. Except as expressly provided for in this Amendment, no other term or provision of the Original Agreement is amended or modified in any respect. The provisions of this Amendment shall be effective from and after the Effective Date.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

BIOMED REALTY TRUST, INC.
By:	/s/ ALAN D. GOLD
	Name:	Alan D. Gold
	Title:	Chief Executive Officer

BIOMED REALTY, L.P.
By:	BioMed Realty Trust, Inc., its general partner

By:	/s/ ALAN D. GOLD
	Name:	Alan D. Gold
	Title:	Chief Executive Officer

EXECUTIVE
/s/ GARY A. KREITZER
Gary A. Kreitzer

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